2467666 (04/19) CT-FR/247889 H (04/19)

Tri-Continental Corporation

Address Change Form

Please complete this form to change the address on your Tri-Continental Corporation account. All stockholders must sign this form. Please note, any request to sell shares and have the proceeds sent via check to the new address of record within 30 days of an address change, must come in writing and all stockholders must have their signature Medallion Signature Guaranteed.

Part 1	Account Information

Warrants

Part 2	New Address Information

	Street Address or APO/FPO	City	State	ZIP Code

	Mobile Phone Number	Home Phone Number

Part 3	Authorization to Change Address

Part 4	Return Instructions
Regular mail	Tri-Continental Corporation	Overnight mail Tri-Continental Corporation
	P.O. Box 219371	c/o DST Asset Manager Solutions, Inc.
	Kansas City, MO 64121-9371	430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET. Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2019 Columbia Management Investment Advisers, LLC. All rights reserved.